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                                                                 EXHIBIT - 10.16

                              EMPLOYMENT AGREEMENT

     AGREEMENT made as of April 14, 1999, by and between Venator Group, Inc., a New York corporation having its principal place of business at 233 Broadway, New York, NY 10279 (the "Company"), and Roger N. Farah, (the "Executive").

                              W I T N E S S E T H :
                              - - - - - - - - - -

     WHEREAS, the Executive is employed by the Company as its Chairman of the Board and Chief Executive Officer pursuant to the provisions of an employment agreement dated as of December 11, 1994 (the "1994 Agreement"), the term of which ends on January 31, 2000; and

     WHEREAS, the Company desires the Executive to continue as its Chairman of the Board and Chief Executive Officer for a period extending beyond January 31, 2000, and the Executive is willing to serve in such capacity beyond such date; and

     WHEREAS, the Company and the Executive desire to set forth the terms and conditions of such continued employment; and

     WHEREAS, the Executive and the Company desire to terminate the 1994 Agreement as of April 14, 1999, so that, from and after April 15, 1999, the terms and conditions of the employment of the Executive with the Company shall be governed by the provisions of this agreement;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the Company and the Executive agree as follows:

     1. Employment. (a) The Company hereby agrees to continue the employment of the Executive as its Chairman of the Board and Chief Executive Officer and the Executive hereby agrees to accept such continued employment with the Company, on the terms and conditions herein contained.

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     (b) Except for earlier  termination as provided pursuant to this Agreement, the Executive's employment under this Agreement shall be for a period commencing on April 15, 1999 and ending on January 31, 2003 (the "Employment Period").

     2. Duties. (a) The Executive shall serve during the Employment Period as Chairman of the Board and Chief Executive Officer of the Company, reporting only to the Board of Directors (the "Board"). The Executive agrees that in such offices he shall perform such duties and functions as are commensurate with his status as Chairman of the Board and Chief Executive Officer of the Company as may from time to time be determined by the Board. The Executive shall devote substantially all of his working time, attention, skill and efforts to the performance of his duties hereunder; provided, however, that with the prior approval of the Board, which it may grant or deny in its sole discretion, the Executive may serve on the boards of directors of other for-profit corporations, if such service does not conflict with his duties hereunder or his fiduciary duty to the Company. It is further understood and agreed that nothing herein shall prevent the Executive from managing his passive personal investments (subject to applicable Company policies on permissible investments), and (subject to applicable Company policies) participating in charitable and civic endeavors, so long as such activities do not interfere in more than a de minimis manner with the Executive's performance of his duties hereunder. The services to be performed by the Executive pursuant to the terms of this Agreement shall be rendered principally at the Company's principal offices; provided, however, that the Executive agrees to travel for reasonable periods of time for business purposes whenever such travel is necessary or appropriate to the performance of his duties hereunder.

     (b) Upon request of the Board, the Executive shall also serve as an officer and director of subsidiaries and affiliates of the Company.

     3. Compensation and Benefits. As full compensation for his services hereunder, and subject to all the provisions hereof:

     (a) During the Employment Period, the Company shall pay the Executive, in accordance with its normal payroll practices and subject to required withholding, a salary calculated at such rate per annum as may be fixed by the Compensation Committee of the Board from time to time, but in no event at a rate less than One Million Dollars ($l,000,000) per annum ("Base Salary").


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     (b) During the  Employment  Period,  the  Executive  shall be  eligible  to participate in all bonus, incentive and equity plans that are maintained by the Company from time to time for its senior executive employees in accordance with the terms of such plans at the time of participation, provided (i) that the bonus payable to the Executive at target under the Company's Annual Incentive Compensation Plan shall be no less than 100 percent of Base Salary and (ii) that, subject to the provisions of the 1998 Stock Option and Award Plan (the "1998 Plan") or any other applicable plan, Executive shall, during the Employment Period, receive an annual stock option grant, at the same time and on the same terms and conditions as other senior executives of the Company, for a number of shares no less than the number calculated by dividing 5,000,000 by the "fair market value" of a share of the Common Stock of the Company on the date of such grant, as such term is defined in the 1998 Stock Option and Award Plan. The Company and the Executive recognize that under the provisions of Section 5(b) of the 1998 Plan, the total number of options and other stock-based grants that may be made to any individual may not exceed 10 percent of the total number of shares of Common Stock authorized for issuance under such plan, and that under the provisions of Section 5(c) of the 1998 Plan, awards of all types granted to any individual may not exceed 600,000 shares of Common Stock in any "Plan Year", as defined therein. In the event that, on any date during the term of the Agreement when stock options are issued to other senior executives of the Company, there are not sufficient shares available for issuance to the Executive under the 1998 Plan or under any other similar plans for the Company to grant to Executive the stock options provided for under clause (ii) of the first sentence in this paragraph (b), the Company shall seek shareholder approval, at the annual meeting of shareholders next following, for an amendment to the 1998 Plan or for a new plan, so that the Company may issue such options to Executive. In the event that the shareholders of the Company fail to approve such amendment or new plan, the Company and Executive shall negotiate in good faith to agree upon an arrangement that will afford Executive a compensation opportunity reasonably equivalent to both the Executive and the Company to that which would have been afforded by such stock options that cannot be granted because of the limitations contained in Section 5(b) or Section 5(c) of the 1998 Plan.

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     (c) During the  Employment  Period,  the  Executive  shall be  eligible  to participate in all pension, welfare and fringe benefit plans, as well as perquisites, maintained by the Company from time to time for its senior executive employees in accordance with their respective terms as in effect from time to time (other than any special arrangement entered into by contract with an executive). In addition, during the Employment Period, the Company shall reimburse the Executive for his net premiums on his current term life insurance policy for coverage of three million six hundred thousand dollars ($3,600,000) with Aetna Life Insurance Company.

     (d) During the Employment Period, the Executive shall be reimbursed for his out-of-pocket travel and entertainment expenses in accordance with the Company's normal policy for senior executive officers, including appropriate documentation.

     (e) The Executive shall be entitled to four (4) weeks vacation for each fiscal year during the Employment Period to be taken at such time as mutually convenient to the Executive and the Company. Unused vacation shall be forfeited.

     (f) Within 30 days of the date hereof, the Compensation Committee shall grant the Executive 275,000 shares of restricted stock under the 1998 Stock Option and Award Plan (the "Restricted Stock"), such shares to be subject to a restriction related to Executive's continued employment with the Company, with such restrictions to lapse in three equal installments on January 31, 2000, January 31, 2001 and January 31, 2002.

     (g) The Executive shall be provided with a car and driver to be used for business purposes.

     (h) The Company shall pay for personal financial planning services for Executive up to an amount of $15,000 per year.

     4. Termination. The Employment Period shall terminate upon the earliest of the following: (a) the Executive's death;

     (b) the Executive's disability in accordance with Section 6;

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     (c) the Executive's termination for cause in accordance with Section 7;

     (d) the termination of the Executive by the Company without cause;

     (e) the termination by the Executive in accordance with Section 8; or

     (f) the termination by the Executive in accordance with Section 10.

     5. Death. The death of the Executive shall serve to terminate the Employment Period, in which event the Company shall have no liability or further obligation except as follows:

     (a) The Company shall pay the Executive's estate (or, if properly designated under an applicable plan or arrangement, his beneficiary) when otherwise due any unpaid Base Salary for the period prior to such termination of the Employment Period, any declared but unpaid bonuses, any declared but unpaid amounts due under any incentive plan and any other unpaid amounts due the Executive under employee benefit, fringe benefit or incentive plans ("Entitlements").

     (b) The Executive shall have such rights under any employee benefit, fringe benefit or incentive plan, including any stock option plan, as provided in such plans and any grants thereunder ("Rights").

     (c) The Executive's estate or his designated beneficiary shall be entitled to receive those benefits afforded by the Company under its then existing policies to employees who die while employed by the Company.

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     6.  Disability.  If the Board reasonably shall determine that the Executive has become physically or mentally incapable of performing his material duties as provided in Section 2 of this Agreement and such incapacity is likely to last for a period of at least one hundred eighty (180) days from the onset of such incapacity, the Company may, at its election at any time thereafter while the Executive remains incapable of performing his duties, terminate the Executive's employment hereunder effective immediately by giving the Executive written notice of such termination. In such event, the Company shall continue the Executive as an employee on payroll but not as an officer hereunder) at his same Base Salary until he qualifies for the Company's long term disability policy and the Company shall have no other obligation to the Executive or his dependents other than Entitlements, Rights, amounts due under the Company's long term disability plan, and any benefits offered by the Company under its then policy to employees who become disabled while employed by the Company.

     7. Cause. (a) If the Board shall determine that there are grounds for terminating the Employment Period and discharging the Executive for "cause" (as hereinafter defined), the Company may, at its election at any time within six months after the Company shall obtain knowledge of the grounds for termination, give the Executive notice of its intention to terminate the Executive for cause, stating the grounds for termination and specifying a reasonable date (the "Meeting Date") on which the Executive shall be given an opportunity if he desires to discuss such grounds for termination at a meeting of the Board.

     (b) If the grounds for  termination  are those specified in clause (ii)(X),
(iv) or (vi) of paragraph (d) hereof,  the Executive  shall have a period of ten
(10) days from the Meeting Date (the "Cure Period") to cure the neglect, refusal or breach, as the case may be, provided that if similar grounds arise again within one (1) year of such cure, no new notice need be given and the Company, at its option, may immediately terminate the Executive for cause.

     (c) If the grounds for  termination  are those  specified  in clauses  (i),
(ii)(Y), (iii) or (v) of paragraph (d) hereof, it is understood and agreed that no satisfactory cure is available. If, following discussion with the Executive of the grounds for his termination at the Board meeting or, if the Executive does not appear, following the Board meeting, the Company shall continue intent on discharging the Executive for cause on the grounds specified in clause (i),
(ii)(Y), (iii) or (v) of paragraph (d), the Company shall so notify the Executive, and such termination shall be effective immediately.


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     (d) For purposes of this  Section 7 and Section 9 hereof,  the term "cause"
shall mean:

     (i) the conviction (or plea of guilty or nolo contendere) of the Executive of any felony, or of any crime involving fraud, dishonesty or misappropriation, or moral turpitude or, if any of the foregoing involves the Company or any subsidiary or affiliate (collectively the "Control Group"), the commission of any of the foregoing (other than good faith disputes involving expense account items);

     (ii) the Executive's (X) continued willful neglect of his duties and responsibilities under this Agreement or (Y) gross negligence;

     (iii) the Executive's willful misconduct with regard to the Control Group;

     (iv) the Executive's refusal to follow the written direction of the Board with regard to the Executive's responsibilities as set forth herein;

     (v) the Executive's willful failure to comply with the covenants in Section 10 hereof; or

     (vi) material breach of any of the provision of this Agreement by the Executive.

     (e) if the Company shall terminate the Executive's employment pursuant to this Section 7, it shall have no further liability or obligation hereunder except as follows:

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     (i) The Company  shall  promptly  pay the  Executive  his then current Base
Salary through the effective date of such termination;

     (ii) The Executive shall receive the benefits, if any, and have the rights afforded by the Company under its then existing policies to employees whose employment is terminated for cause or under the specific terms of any welfare, fringe benefit or incentive plan.

     8. Good Reason. In the event that the Company shall (i) fail to continue the appointment of the Executive as Chairman of the Board and Chief Executive Officer of the Company, or (ii) reduce the Executive's annual salary below the Base Salary, or (iii) materially diminish the duties and responsibilities of the Executive as Chairman of the Board and Chief Executive Officer, assign to the Executive duties and responsibilities inconsistent with his positions or materially diminish his authority, or (iv) locate the Executive at other than at the Company's main executive office, or (v) breach any payment provision of this Agreement (to the extent not disputed in good faith) or any other material provision of this Agreement (each of the foregoing hereinafter referred to as a "Triggering Event"), then the Executive may give notice to the Company of his election to terminate the Employment Period pursuant to this Section 8, effective thirty (30) days from the date of such notice, unless the Company shall have cured prior thereto the default giving rise to his notice of election to terminate. Such notice from the Executive shall state the Triggering Event which provides the grounds for his termination, and such notice must be given, if at all, within ninety (90) days of the date the Executive obtains knowledge of the Triggering Event referred to as providing such grounds for termination. Within the thirty (30) day period specified in the Executive's notice to the Company (the "Cure Period"), the Company shall have the opportunity to cure the default involved in the Triggering Event specified by the Executive. If the Employment Period is terminated pursuant to this Section 8, the Company shall have no liability or further obligation hereunder except as provided in Section 9 hereof. If the Executive does not give notice to the Company of his election to terminate within ninety (90) days following the occurrence of a Triggering Event, then the Executive shall be deemed to have waived his right to terminate the Employment Period based on such Triggering Event, but such waiver shall not prejudice his right to terminate pursuant to this Section 8 based on the occurrence of another Triggering Event occurring subsequent in time, whether of the same or a different type.


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     9.  Termination.  In the event of a termination  of the  Employment  Period pursuant to Section 8 hereof, or in the event the Company shall terminate the Employment Period without cause, then, except as provided in Section 10 hereof, the Company shall have no obligation to the Executive except as follows:

     (a) The Executive shall receive his Entitlements and have his Rights. Thereafter, and during the period until the earliest of (i) the later of January 31, 2003 or two years from the date of termination, (ii) the Executive's death, or (iii) the Executive's violation of the post employment requirements of
Section 13 hereof, and subject to paragraph (g) below, following the date of such termination (hereinafter referred to as the "Severance Period"), the Company shall make payments to the Executive, either bi-weekly or monthly as the Company shall elect, calculated at the annual rate of Base Salary which the Executive was receiving pursuant to Section 3(a) hereof immediately prior to such termination.

     (b) In addition to any payments to which Executive may be entitled pursuant to the provisions of paragraph (a) of this section, if the sum of the payments that the Company would anticipate, as of the date of termination of employment, making to Executive under the provisions of the second sentence of paragraph
(a), without adjustment for the time value of money, (the "Section 9(a) Payments") is less than the "Guaranteed Severance Amount", as defined below, then the Company shall make a lump sum cash payment of the difference between the Guaranteed Severance Amount and the Section 9(a) Payments within five business days of the date of the termination of the Employment Period. For purposes of this paragraph, if the date of the termination of the Employment Period (the "Termination Date") is earlier than January 31, 2000, the Guaranteed Severance Amount is $4,500,000; if the Termination Date is February 1, 2000 to and including January 31, 2001, the Guaranteed Severance Amount is $4,000,000; if the Termination Date is after January 31, 2001, the Guaranteed Severance Amount is $3,000,000.


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     (c) During the Severance  Period the Executive shall not be an employee and shall not be entitled to receive any fringes, perquisites or benefits from the Company, except the Company shall pay the premiums for his and his dependents' health coverage under COBRA until the earliest of (i) such time as he commences other employment (ii) such time as he or a dependent, as the case may be, is no longer entitled to COBRA coverage or (iii) as provided in paragraph (h) below.

     (d) The Company shall provide the Executive, at no cost to the Executive, with out-placement at a level commensurate with the Executive's position.

     (e) To the extent any shares issued to Executive pursuant to a Restricted Stock Agreement between the Company and Executive dated January 9, 1995 have not vested, such shares shall immediately vest, as provided therein.

     (f) The Executive shall not be required to mitigate the amount of any payment provided for in the second sentence of paragraph (a) by seeking other employment nor shall any amounts to be received by the Executive hereunder be reduced by any other compensation earned.

     (g) The Company shall be entitled to withhold from any payments made to the Executive under paragraphs (a) and (c) of this Section 9 any amounts required to be withheld by applicable federal, state or local tax law.

     (h) Any  amounts  being  paid to or on behalf of the  Executive  under this
Section 9 shall immediately cease if the Executive enters into Competition with the Control Group. For purposes of this Agreement, "Competition" shall mean the:

     (i) participating, directly or indirectly, as an individual proprietor, stockholder, officer, employee, director, joint venturer, investor, lender, or in any capacity whatsoever (within the United States of America, or in any country where the Control Group does business) in any of the entities listed on Exhibit A hereto or any successor to any such entity, provided, however, that


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such participation shall not include (x) the mere ownership of not more than one percent (1%) of the total outstanding stock of a publicly held company; or (y) any activity engaged in with the prior written approval of the Board; or

     (ii) intentional recruiting, soliciting or inducing, of any employee or employees of the Control Group to terminate their employment with, or otherwise cease their relationship with, the Control Group where such employee or employees do in fact so terminate their employment.

     If any restriction set forth with regard to Competition is found by any court of competent jurisdiction, or an arbitrator, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

     10. Change in Control. (A) In the event of a Change in Control, as defined in Exhibit B hereto, the Executive shall have the right to terminate the Employment Period by written notice given within the thirty (30) day period following three (3) months after such Change in Control. Such Employment Period shall cease upon the giving of such notice. In such event, or in the event the Company shall terminate the Executive's employment without cause or the Executive shall terminate his employment for Good Reason during the one year period after the Change in Control, the Company shall have no obligation to the Executive except as follows:

     (a) The Executive shall receive all amounts and benefits under Section 9 hereof as if he had terminated his employment for Good Reason pursuant to
Section 8 hereof except that subpart (ii) of paragraph (a), subpart (iii) of paragraph (c) and paragraph (h) of Section 9 shall not apply; provided, however, that all such amounts shall be payable as a lump sum, without adjustment for the time value of money, within five business days of the date of termination of the Employment Period.

     (b) Upon a Change in Control the forfeiture period with regard to the Restricted Stock shall terminate and such Shares shall become immediately vested.


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     (c) In addition  to any  payments  to which the  Executive  may be entitled pursuant to the provisions of paragraph (a) of this section, if the sum of the payments that the Company would anticipate making to the Executive under the provisions of the second sentence of Section 9(a) and Section 9(b) (the "Section 9 Payments"), is less than 3 multiplied by Executive's Base Salary (at the rate payable immediately prior to such Change in Control) plus bonus payable under the Annual Incentive Compensation Plan at target in the year of the termination of the Employment Period (the "Change-in-Control Amount"), then the Company
shall  make  a  lump  sum  cash   payment   of  the   difference   between   the
Change-in-Control Amount and the Section 9 Payments to Executive within five business days of the date of termination of the Employment Period.

     11. Gross-up. (a) In the event that the Executive shall become entitled to the payments and/or benefits provided by Section 10 or any other amounts (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any person whose actions result in a change of ownership covered by Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code") or any person affiliated with the Company or such person) (collectively the "Company Payments"), and such Company Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (and any similar tax that may hereafter be imposed), subject to paragraph (f) below, the Company shall pay to the Executive at the time specified in paragraph (d) below an additional amount (the "Gross-up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Company Payments and any federal, state and local income tax and Excise Tax upon the Gross-up Payment provided for by this paragraph (a), but before deduction for any federal, state or local income tax on the Company Payments, shall be equal to the Company Payments.

     (b) For purposes of determining whether any of the Company Payments and Gross-up Payments (collectively the "Total Payments") will be subject to the Excise Tax and the amount of such Excise Tax, (a) the Total Payments shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "parachute payments" in excess of the "base amount" (as defined under Code Section 280G(b)(3)) shall be treated as subject to the Excise Tax, unless and except to the extent that, in the opinion of the Company's

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independent  certified  public  accountants  appointed  prior to any  change  in ownership (as defined under Code Section 280G(b)(2)) or tax counsel selected by such accountants (the "Accountants") such Total Payments (in whole or in part) either do not constitute "parachute payments," represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount" or are otherwise not subject to the Excise Tax, and (b) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Accountants in accordance with the principles of Section 280G of the Code.

     (c) For purposes of determining the amount of the Gross-up Payment, the Executive shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in the calendar year in which the Gross-up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence for the calendar year in which the Company Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes if paid in such year. In the event that the Excise Tax is subsequently determined by the Accountants to be less than the amount taken into account hereunder at the time the Gross-up Payment is made, the Executive shall repay to the Company, at the time that the amount of such reduction in Excise Tax is finally determined, the portion of the prior Gross-up Payment attributable to such reduction net of any federal, state, or local income tax incurred on the original receipt of such portion of the prior Gross-up Payment (after taking into account the tax benefit, if any, that the Executive receives on such repayment) (plus the portion of the Gross-up Payment attributable to the Excise Tax and federal and state and local income tax imposed on the portion of the Gross-up Payment being repaid by the Executive if such repayment results in a reduction in Excise Tax or a federal and state and local income tax deduction), plus interest on the amount of such repayment at the rate provided in Section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the Gross-up Payment to be refunded to the Company has been paid to any federal, state or local tax authority, repayment thereof (and related amounts) shall not be required until actual refund or credit of such portion has been made to the Executive, and interest payable to the Company shall not exceed the interest received or credited to the Executive by such tax authority for the period it held such portion. The Executive and the Company shall mutually agree upon the course of action to be pursued (and the method of allocating the expense thereof) if the Executive's claim for refund or credit is denied.


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

     In the event that the Excise Tax is later determined by the Accountant or the Internal Revenue Service to exceed the amount taken into account hereunder at the time the Gross-up Payment is made (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-up Payment), the Company shall make an additional Gross-up Payment in respect of such excess (plus any interest or penalties payable with respect to such excess) at the time that the amount of such excess is finally determined.

     (d) The Gross-up Payment or portion thereof provided for in paragraph (c) above shall be paid not later than the thirtieth day following an event occurring which subjects the Executive to the Excise Tax; provided, however, that if the amount of such Gross-up Payment or portion thereof cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Accountant, of the minimum amount of such payments and shall pay the remainder of such payments (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code), subject to further payments pursuant to paragraph (c) hereof, as soon as the amount thereof can reasonably be determined, but in no event later than the ninetieth day after the occurrence of the event subjecting the Executive to the Excise Tax. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

     (e) The Company shall be responsible for all charges of the Accountant.

     12. Non-Renewal. In the event the Company does not offer to extend this agreement under the same terms and conditions then existing (other than with respect to the one-year extension provision of this Section 12) for an additional one year, then the Company shall, within five business days of the end of the Employment Period, make a lump sum cash payment to Executive in the amount of $1,500,000.

     13. Confidential Information. Nondisparagement (a) In consideration of the covenants by the Company contained herein, the Executive undertakes and agrees that during the Employment Period and thereafter he shall hold in a fiduciary capacity for the benefit of the Control Group all secret or confidential information, knowledge or data relating to the Control Group or its business (which shall be defined as all such information, knowledge and data coming to the Executive's attention by virtue of his employment at the Company except that which is otherwise public knowledge or known within the Company's industry). During such period, the Executive shall not, without prior written consent of the Company, unless compelled pursuant to the order of a court or other body having jurisdiction over such matter or unless required by lawful process or subpoena, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it. The foregoing shall not limit the disclosure by the Executive of such information in the course of the performance of his duties as Chairman of the Board and Chief Executive Officer so long as such disclosure is in good faith.


     (b) During the Employment Period and thereafter while the Executive is receiving any amounts pursuant to Section 9(a) hereof or Section 10 hereof, the Executive shall not make any statements or comments (i) to any form of media or likely to come to the attention of any form of media of a negative nature that reasonably could be considered to have an adverse impact on the business or reputation of the Control Group, the Board or any senior officer of the Control Group, or (ii) to any employee of the Control Group or to any supplier or customer of the Control Group of a negative nature that reasonably could be considered to have an adverse impact on the business or reputation of the Control Group or, the Board or any senior officer of the Control Group, provided that in no event shall the foregoing limitation apply to (i) compliance with legal process or subpoena, (ii) statements in response to inquiry from a court or regulatory body, (iii) in rebuttal of media stories with regard to the Executive, (iv) to a possible future employer in connection with employment discussions, or (v) in response to inquiry from the Board.

     (c) Furthermore, during the Employment Period, or, if fired for cause, prior to January 31, 2003, the Executive shall not enter into Competition with the Control Group, as defined in Section 9(h) hereof.

     (d) Notwithstanding any other provision of this Agreement, in the event of a breach or threatened breach by the Executive of any provision of this Section, the Executive and the Company agree that the Company shall be entitled to injunctive and declaratory relief from a court of competent jurisdiction to restrain the Executive from committing such breach of the Agreement. Nothing in this Agreement shall be construed as prohibiting the Company from pursuing any other remedy or remedies including, without limitation, the recovery of damages.

     (e) The provisions of this Section 13 shall survive the expiration of this Agreement or the termination of the Agreement for any reason.

     14. Indemnification. The Company agrees that the Executive shall be entitled to the benefits of the indemnity provisions set forth in the By-laws from time to time in accordance with their terms both during his employment and thereafter with regard to his actions as an officer or director of the Company and that the Company shall enter into an indemnification agreement with Executive in the form of its standard indemnification agreement with executive officers. In addition, the Company agrees to continue in effect for the benefit of the Executive during the Employment Period directors' and officers' liability insurance of the type and in the amount currently maintained by the Company to the extent such insurance is available at a premium cost which the Company considers reasonable and, thereafter, with regard to his prior activities as an officer or director, such insurance as is maintained for active directors and officers.

     15. Assignment. This Employment Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs (in the case of the Executive) and permitted assigns. This Agreement is personal to the Executive and neither this Agreement or any rights hereunder may be assigned by the Executive. No rights or obligations of the Company under this Employment Agreement may be assigned or transferred by the Company except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which the Company is not the continuing entity, or pursuant to a sale of all or substantially all of the assets of the Company, provided that the assignee or transferee is the successor to all or substantially all of the assets of the Company and such assignee or transferee assumes the liabilities, obligations and duties of the Company, as contained in this Employment
Agreement, either contractually or as a matter of law. The Company further agrees that, in the event of a sale as described in the preceding sentence, it shall use its best efforts to cause such assignee or transferee to expressly assume the liabilities, obligations and duties of the Company hereunder.

     16. Arbitration. Any controversy or claim arising out of or relating to this Employment Agreement, or the breach thereof, other than injunctive relief pursuant to Section 13(d) hereof, shall be settled by arbitration in the City of New York, in accordance with the rules of the American Arbitration Association (the "AAA") before three arbitrators. The decision of the arbitrators shall be final and binding on the parties hereto and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The costs assessed by the AAA for arbitration shall be borne equally by both parties.

     17. Notice. Any notice to either party hereunder shall be in writing, and shall be deemed to be sufficiently given to or served on such party, for all purposes, if the same shall be personally delivered to such party, or sent to such party by registered mall, postage prepaid, at, in the case of the Company, the address of such party first given above and, in the case of the Executive, his principal residence address as shown in the records of the Company. Notice to the Company shall be addressed to the Chairman of the Compensation Committee with a copy similarly sent to the General Counsel. Either party hereto may change the address to which notices are to be sent to such party hereunder by written notice of such new address given to the other party hereto. Notices shall be deemed given when received if delivered personally or three days after mailing if mailed as aforesaid.

     18. Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts to be performed therein.

     19. 1994 Agreement. The 1994 Agreement is hereby terminated, effective as of April 14, 1999, without further obligation of either party to the other, and shall thereafter be of no force and effect.

     20. Miscellaneous. (a) This Employment Agreement represents the entire understanding of the parties hereto, supersedes any prior understandings or agreements between the parties, and the terms and provisions of this Employment Agreement may not be modified or amended except in a writing signed by both parties.

     (b) No waiver by either party of any breach by the other party of any condition or provision contained in this Employment Agreement to be fulfilled or performed by such other party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Except to the extent otherwise specifically provided herein, any waiver must be in writing and signed by the Executive or an authorized officer of the Company, as the case may be.

     21. Beneficiary. The Executive shall be entitled to select (and change, to the extent permitted under any applicable law) a beneficiary or beneficiaries to receive any compensation or benefit payable under this Employment Agreement following his death by giving the Company written notice thereof in accordance with applicable Company policies. in the event of the Executive's death or a judicial determination of his incompetence, reference in this Employment Agreement to the Executive shall be deemed, where appropriate, to refer to his beneficiary, estate or other legal representative.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Employment Agreement as of the day and year first above written.




                                                VENATOR GROUP, INC.

                                          By: /s/ Dale W. Hilpert
                                             -----------------------
                                                  DALE W. HILPERT


                                             /s/ Roger N. Farah
                                             -----------------------
                                                 ROGER N. FARAH

                                    Exhibit A
                                    ---------

                          List of Competitive Companies

-    The Finish Line, Inc.

-    Footstar, Inc.

-    Hibbetts Sporting Goods, Inc.

-    Just For Feet, Inc.

-    The Sports Authority, Inc.

- Any entity owning, operating, or franchising Athlete's Foot stores (not including a general merchandise or department store that solely operates Athlete's Foot departments as an incidental part of its stores)

Exhibit B
---------

     Change in Control of the Company shall mean any of the following: (i) (A) the making of a tender or exchange offer by any person or entity or group of associated persons or entities (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934) (a "Person") (other than the Company or its subsidiaries) for shares of Common Stock pursuant to which purchases are made of securities representing at least twenty percent (20%) of the total combined voting power of the Company's then issued and outstanding voting securities; (B) the merger or consolidation of the Company with, or the sale or disposition of all or substantially all of the assets of the Company to, any Person other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) fifty percent (50%) or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation; or (b) a merger or capitalization effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), of securities representing more than the amounts set forth in (C) below; (C) the acquisition of direct or indirect beneficial ownership (as determined under Rule 13d-3 promulgated under the Securities Exchange Act of 1934), in the aggregate, of securities of the Company representing twenty percent (20%) or more of the total combined voting power of the Company's then issued and outstanding voting securities by any Person acting in concert as of the date of this Agreement; provided, however, that the Board of Directors of the Company (referred to herein as the "Board") may at any time and from time to time and in the sole discretion of the Board, as the case may be, increase the voting security ownership percentage threshold of this item (C) to an amount not exceeding forty percent (40%); or (D) the approval by the shareholders of the Company of any plan or proposal for the complete liquidation or dissolution of the Company or for the sale of all or substantially all of the assets of the Company; or (ii) during any period of not more than two (2) consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into agreement with the Company to effect a transaction described in clause (i)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof.




farahagmt





                                       22